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                                  EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


The Board of Directors
Associated Banc-Corp:

                    Re:  Registration Statement on Form S-8

          .    #2-77435                           .    #33-63545
          .    #2-99096                           .    #33-67436
          .    #33-16952                          .    #33-86790
          .    #33-24822                          .    #333-46467
          .    #33-35560                          .    #333-74307
          .    #33-54658

                    Re:  Registration Statement on Form S-3

          .    #2-98922
          .    #33-28081
          .    #33-63557
          .    #33-67434

We consent to incorporation by reference in the subject Registration Statements on Form S-8 and S-3 of Associated Banc-Corp of our report dated January 21, 1999, relating to the consolidated balance sheets of Associated Banc-Corp and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of Associated Banc-Corp.


Chicago, Illinois                          /s/  KPMG LLP
March 23, 1999